Sooner Holdings, Inc. Announces Reverse Stock Split, Name Change to "Flying Eagle PU Technical Corporation" and New Trading Symbol (OTCBB: FEPU)

FUJIAN, China, January 30, 2012 /PRNewswire-Asia/ -- Sooner Holdings, Inc. (OTC Bulletin Board: SOON) (the "Company"), announced that it has changed its name to Flying Eagle PU Technical Corporation and completed a reverse stock split on a 1-for- 18.29069125 shares basis. The Company's stock symbol on the NASDAQ Over-the-Counter Bulletin Board will also be changed from "SOON" to "FEPU."

Under the Company’s restated certificate of incorporation filed with the Oklahoma Secretary of State, 18.29069125 shares of the Company's common stock issued and outstanding were combined and changed into one share of common stock. Any resulting fractional share was rounded up to the next higher whole number.  The reverse stock split affects all issued and outstanding shares of the Company's common stock immediately prior to the effective date of the reverse stock split.  On January 30, 2012, the split-adjusted shares of the Company's common stock will trade under the  symbol "SOOND" for 20 trading days to signify that the reverse stock split has occurred.  Thereafter, the “D” will be removed and the new symbol will be “FEPU”.  In addition, as a result of the reverse stock split, in accordance to the terms of the Series A Preferred Stock, each share of Series A Preferred Stock issued and outstanding automatically converted into 1,000 shares of common stock (on a post reverse stock basis), resulting in the automatic conversion of 19,200 shares of Series A Preferred Stock of the Company into approximately 19,200,000 shares of common stock of the Company.

Mr. Ang Kang Han, President of the Company stated "We believe our new name Flying Eagle PU Corporation better reflects our brand and business operations. In addition, the symbol change will help our shareholders and potential shareholders identify our stock with our Company."

About the Company

The Company, located in Fujian province, is a leading producer of synthetic polyurethane leather ("PU leather") for the shoe industry in China.  The Company's primary business is to design, manufacture and distribute PU leather.  The Company also manufactures flip-flops and slippers for sale in China and abroad.  For its high performance series, the Company uses high-density nonwoven fabric as base cloth because of its superior hydrolysis resistance, peel and tear strength, durability and air and moisture permeability.  High performance PU leather is mainly used to make high-grade athletic shoes.  The Company is located in ShiShi City, Fujian, close to Quanzhou - China's largest production base for sports shoes, sneakers and casual shoes.  In this one region alone, there are more than 3,000 shoe manufacturers producing over 1 billion shoes annually located in close proximity.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of the Company, its subsidiary companies and its VIE. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the ability of the Company to grow, despite the current global economic environment; the Company's ability to upgrade to a national exchange; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.